Exhibit 99.2

Full House Resorts, Inc.

provides additional information in response to statements by dissident Stockholders

In connection with the Company’s press release dated October 13, 2014 and the statements made by dissident stockholders in their filings on October 9, 2014, the Company provides the following statements to correct the statements made by the dissident stockholders and provide further information to all Company’s stockholders and others as it pursues strategic alternatives:

The Company’s historical investments have generated attractive returns on investment.

The Company has created value and significant return on its investments at its properties:

•	Rising Star and Grand Lodge. The Company made an investment in Rising Star of $42.4 million in April 2011. Our performance at Rising Star enhanced our opportunity to lease the Grand Lodge in September 2011 at a price of $0.6 million. The properties collectively generated total EBITDA[1] of $31.1 million from their respective acquisition dates through June 30, 2014, representing an average annualized return on investment of 23.7%.

•	Silver Slipper. The Company purchased this property for $70 million in the fourth quarter of 2012, and generated total EBITDA of $15.7 million from its October 2012 acquisition through June 30, 2014, representing an average annualized return on investment of 12.9%.

•	Buffalo Thunder. The Company was able to generate $5.4 million in management fees over the term of the contract with minimal capital investment.

The Company continues to be responsive and proactive in addressing economic and competitive pressures.

The Company has substantially and aggressively reduced costs across all of its properties and at a corporate level during the past two years in response to competitive pressures in Ohio, unexpected and unusually poor weather during the 2013-2014 winter season, and continued economic weakness in regional gaming markets.

•	At its Rising Star property, the Company was able to reduce operating costs, exclusive of depreciation and write-down of goodwill, 38% to approximately $4.2 million average per month through June 30, 2014 from approximately $6.8 million per month in 2011 immediately following the acquisition. The Company has also implemented an enhanced operational plan,

1 Please refer to “Reconciliation of non-GAAP Financials” below.

effective July 1, 2014, to further lower the cost structure. This enhanced operation plan is expected to generate approximately $5 million of annual EBITDA for the twelve months starting July 1, 2014. In addition, management is actively pursuing additional economic relief from the State of Indiana as part of the legislative gaming study effort.

•	At its Silver Slipper property, the Company was able to reduce operating costs, exclusive of depreciation, 12.8% to approximately $3.4 million average per month for the six months ended June 30, 2014 from approximately $3.9 million per month in calendar year 2012. The Company is pursuing the addition of a new hotel – expected to open in March 2015 – to alleviate a substantial competitive disadvantage of the property and provide customers with the opportunity to extend their gaming experience with an overnight stay. The Company believes that this hotel, located adjacent to one of the Gulf Coasts most beautiful beaches, will generate a high return on investment and create substantial shareholder value when completed.

•	At its Grand Lodge property, the Company was able to reduce annual expenses 4.8% in 2013 by $0.6 million as compared to operations prior to acquisition while increasing revenues.

The Company is pursuing growth opportunities requiring minimal capital.

The Company is currently exploring four potential growth options in New York and Kentucky. Three of these four opportunities require little or no capital investment and could yield substantial shareholder value. Although a fourth opportunity in Kentucky would require an investment by the Company, the Company currently has minimal capital at risk and retains substantial flexibility as to if, when and how it pursues this opportunity. The public statements and actions by the dissident shareholders may put at risk some of these shareholder value–creation opportunities.

The growth initiative involving the addition of a hotel at the Silver Slipper property has fully-committed funding. The Company was required to contribute approximately $7.8 million of the total cost, with the balance funded by the Company’s first lien credit facility. The Company has funded approximately $5.9 million of its contribution, with about $1.9 million remaining on its required contribution. The Company currently has approximately $3.8 million of excess cash and expects to complete its contribution in November. The Company expects to open the hotel in March 2015.

The Company is responsive to the economic and competitive climate and adjusts executive compensation appropriately.

Since 2010, the salaries, incentive compensation, and restricted stock awards paid to the Company’s executives have been consistently determined to be at the low end of executive compensation for equivalent positions for companies of similar size and status. Despite this historical pattern, the dissident shareholders cite misleading figures to suggest that the Company has increased executive compensation disproportionately to performance. The amounts cited by the dissident shareholders include the value of stock that was granted many years ago and does not reflect the recent significant reductions in compensation in the last several years. For example, the base salaries paid to the CEO and COO have remained the same or reduced since 2011 and total cash compensation has decreased almost 50% in 2013 and 2014. The Company does not plan on paying CEO and COO bonuses in 2014, and notes that it requires stockholder approval to make any significant future grants since there are only a small number of shares available under its stock plan.

The Company declined to pursue the Fitz Tunica opportunity as a result of unexpected changes to the fundamental economics of the transaction.

On March 24, 2014, the Company announced that it had entered into an agreement to acquire the Fitzgerald’s Casino in Tunica, Mississippi. Following the signing, there were substantial declines in the regional markets, the performance of the target property and adverse changes in the debt and equity markets. Accordingly, upon consideration of a variety of options, the Company ultimately decided that it would be prudent and in the best interests of the Company and its shareholders to terminate the acquisition.

The Company’s relationship with Buffalo Thunder Development Authority was successful and ended as expected as the Authority returned to self-management.

In 2010, Buffalo Thunder Development Authority went through a major restructuring of its debt. As part of the restructuring, the Pueblo agreed with bondholders to engage Full House Resorts as the management company for the expected 3-year period required to complete the restructuring. Under Full House management the Pueblo’s gaming operations stabilized, were able to increase market share and improved overall financial performance and condition. The management agreement was always expected to expire in September 2014 and for the Pueblo to return to self-management, which occurred as expected.

The dissident shareholders are not qualified to deliver value to the Company’s shareholders.

The dissident shareholders have presented no plans regarding the Company’s business or future growth and have not historically executed any such strategy at other companies.

•	Craig Thomas and Bradley Tirpak failed in their efforts to take over the board of USA Technologies, Inc. While Mr. Tirpak briefly served as a director of USA Technologies, according to USA Technologies, he was ultimately asked to resign by the company’s board of directors due to conduct the board viewed to be detrimental to the company and in violation of the company’s code of business conduct and ethics. Following his resignation, Mr. Tirpak launched a second campaign to nominate himself and six other individuals to the company’s board. Mr. Tirpak’s service on the company’s board resulted in costly litigation and multiple settlement agreements between the company and Mr. Tirpak.

•	Mr. Thomas did not create any value at Direct Insite Corp., whose stock price and operations declined during Mr. Thomas’ service as a board member following a similar board takeover.

•	Dan Lee recently had a less than eight month tenure as CEO of the Palms Casino Resort, had a disruptive departure as CEO of Pinnacle Entertainment and was unsuccessful in his efforts to develop a casino in Louisiana.

In light of the dissident shareholder’s misleading and inaccurate statements and prior history, the Company urges shareholders to be skeptical of the dissident shareholders’ claims and motives and take no action with respect to their proposal. The Company continues to evaluate strategic alternatives to enhance shareholder value and will present shareholders with the result of its review of strategic alternatives at the appropriate time.

Forward-looking Statements

Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, including the ability to maintain a gaming license in Indiana, Nevada and Mississippi, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry, including competition from Ohio casinos and any possible authorization of gaming in Kentucky. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

Important Additional Information and Where to Find It

This statement may be deemed to be solicitation material in respect of the proposed director nominations made by a small group of stockholders (the “Proposals”). In connection with the Proposals, the Company may file relevant materials, including other soliciting materials, with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH SOLICITING MATERIAL IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation materials and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.fullhouseresorts.com/investors.php.

Participants in the Solicitation

The Company and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from the Company’s stockholders in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Proposals and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 10, 2014 (the “Annual Report”) and other materials to be filed with the SEC. To the extent holdings of the Company’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Reconciliation of non-GAAP Financials

We define EBITDA as net income (loss) plus (i) interest expense, net, (ii) provision for taxes and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, as further adjusted to eliminate the impact of certain non-recurring and non-cash items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized below. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize Adjusted EBITDA internally to focus management on year-over-year changes in our core operating performance, which we consider our ordinary, ongoing and customary operations, which we believe is useful information to investors. Accordingly, management excludes from core operating performance analysis items such as those relating to impairment loss or acquisition costs, stock-based compensation, loss on derivatives, gain on a sale of a joint venture and certain non-cash activities that management believes are not reflective of such ordinary, ongoing and customary operations.

In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the Adjusted EBITDA figures is presented below. However, you should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We define Property EBITDA as Adjusted EBITDA reduced by the corporate operating loss (adjusted for corporate stock compensation, severance costs and depreciation).

Reconciliation of adjusted EBITDA for the six months ended June 30,

	Casino Operations
					Development /
2014	Stockmans	Grand Lodge	Midwest	Gulf Coast	Management	Corporate	Consolidated

Operating income (loss)	$484,000	$468,000	$(12,241,000)	$1,472,000	$458,000	$(2,354,000)	$(12,181,000)

Add Back:
Impairment Loss	-		11,547,000	-	-	-	11,547,000
Stock Compensation	-		-	-	-	151,000	151,000
Kentucky Project costs expensed	-		-	-	10,000	-	10,000
Tunica Project costs expensed	-		-	-	341,000	-	341,000
Depreciation and amortization	253,000	178,000	1,539,000	2,789,000	-	9,000	4,590,000

Deduct:
Silver Slipper acquisition costs expensed	-		-	-	(8,000)	-	(8,000)
Adjusted EBITDA	$737,000	$646,000	$845,000	$4,261,000	$801,000	$(2,194,000)	$4,450,000

Reconciliation of adjusted EBITDA for the full year ended December 31,

										Net of Non-Controlling Interest
			Casino Operations	Casino Operations	Development /					Development /
2013	Stockman's	Grandlodge	Mid-West	Gulf Coast	Management	Corporate	Consolidated	GEM	50%	Management	Consolidated

Operating income (loss)	$(3,053,196)	$3,387,547	$2,393,193	$3,959,956	$1,642,313	$(5,370,205)	$(427,939)	$-	$-	$1,642,313	$(427,939)

Add Back:
Stock Compensation	-		-	-	-	623,410	623,410	-	-	-	623,410
Silver Slipper acquisition costs expensed	-		-	-	(8,623)	-	(8,623)	-	-	(8,623)	(8,623)
Kentucky Project costs expensed	-		-	-	44,544	-	44,544	-	-	44,544	44,544
Goodwill Impairment	4,000,000		-	-	-	-	4,000,000	-	-	-	4,000,000
Depreciation and amortization	531,165	216,906	3,032,371	5,594,684	-	13,297	9,171,517	-	-	-	9,171,517
Adjusted EBITDA	$1,477,969	$3,604,453	$5,425,564	$9,554,640	$1,678,234	$(4,733,498)	$13,402,909	$-	$-	$1,678,234	$13,402,909

										Net of Non-Controlling Interest
			Casino Operations	Casino Operations	Development /					Development /
2012	Stockman's	Grandlodge	Mid-West	Gulf Coast	Management	Corporate	Consolidated	GEM	50%	Management	Consolidated

Operating income (loss)	$1,443,534	$2,407,161	$5,746,261	$663,086	$46,134,008	$(6,756,767)	$47,230,122	$4,773,279	2,386,640	$43,747,369	$44,843,483

Add Back:
Silver Slipper acquistion costs expensed	-		-	-	1,558,263	-	1,558,263	-	-	1,558,263	1,558,263
Kentucky Project costs expensed	-		-	-	61,425	-	61,425	-	-	-	61,425
Stock Compensation	-		-	-	-	1,241,604	1,241,604	-	-	-	1,241,604
Severance costs	-		-	-	-	329,958	329,958	-	-	-	329,958
Depreciation and amortization	636,601	272,283	4,162,767	1,211,091	593,052	8,504	6,612,015	431,025	215,513	377,540	6,396,502

Deduct:
Gain (Loss) on sale of joint venture	-		-	-	(41,188,648)	-	(41,188,648)	-	-	(41,188,648)	(41,188,648)
Adjusted EBITDA	$2,080,135	$2,679,444	$9,909,028	$1,874,177	$7,158,100	$(5,176,701)	$15,844,739	$5,204,304	$2,602,152	$4,494,523	$13,242,587

									Net of Non-Controlling Interest
			Casino Operations	Development /					Development /
Year ended December 31, 2011	Stockman's	Grand Lodge	Mid-West	Management	Corporate	Consolidated	GEM	50%	Management	Consolidated

Operating income (loss)	$(3,526,224)	$92,816	$4,240,440	$23,151,512	$(9,285,446)	$14,580,282	$20,929,817	$10,464,909	$12,686,603	$4,115,374

Add Back:
Rising Star acquisition costs expensed	-		-	482,084	-	482,084	-	-	482,084	482,084
Rising Star re-branding costs	-		209,201	-	-	209,201	-	-	-	209,201
Grand Lodge acquisition costs expensed	-		-	43,535	-	43,535	-	-	43,535	43,535
Stockman's Goodwill Impairment	4,500,000		-	-	-	4,500,000	-	-	-	4,500,000
Depreciation and amortization	936,333	114,842	3,550,241	2,372,447	27,914	6,886,935	1,724,340	862,170	1,510,277	6,024,765
Nambé Note Impairment	-		-	419,703	-	419,703	-	-	419,703	419,703
Unrealized loss on notes receivable, tribal governments	-		-	7,864	-	7,864	-	-	7,864	7,864
	$1,910,109	$207,658	$7,999,882	$26,477,145	$(9,257,532)	$27,129,604	$22,654,157	$11,327,079	$15,150,066	$15,802,526

Casino Operations - Represent the results of the respective properties

Development/Management - Represent costs incurred during the preliminary efforts to acquire, or attempt to acquire, a new development or management project.

Corporate - Represents overhead and related expenses incurred during normal operations.

Certain minor reclassifications in prior year balances have been made to conform to the current presentation, which had no effect on previously reported net income.